Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated December 18, 2024, relating to the financial statements of Translational Development Acquisition Corp., as of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from April 19, 2022 (inception) through December 31, 2022. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/WithumSmith+Brown, PC

New York, New York

December 18, 2024